Exhibit 10.3

AMENDMENT TO THE

SCG HOLDING CORPORATION

1999 FOUNDERS STOCK OPTION PLAN

ON Semiconductor Corporation (“Company”), formerly SCG Holding Corporation, previously approved and adopted the SCG Holding Corporation 1999 Stock Option Plan (“Plan”). The Plan has been amended from time to time. By this instrument, the Company desires to further amend the Plan to help prevent inadvertent earnings charges under the revised Statement of Financial Accounting Standards No. 123 (“FAS 123R”), “Share-Based Payment” (“Amendment”).

1.	The provisions of this Amendment shall be effective as of the date adopted by the Company’s Compensation Committee.

2.	Section 4.14(a) of the Plan is hereby amended to read as follows:

(a) Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Board shall make such adjustments with respect to the number of shares of Common Stock subject to the Options and the exercise price per share of Common Stock to prevent the enlargement or dilution of rights.

3.	Section 4.14(d) of the Plan is hereby amended to read as follows:

(d) Other Changes. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 4.14(a), (b) or (c) hereof, the Board shall make adjustments in the number and class of shares subject to Options outstanding on the date on which such change occurs and in the per-share exercise price of each such Option to prevent dilution or enlargement of rights.

4. This Amendment shall amend only the provisions of the Plan as set forth herein. Those provisions of the Plan not expressly amended shall be considered in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative on this 16th day of May, 2007.

ON SEMICONDUCTOR CORPORATION

By:	/s/ G. SONNY CAVE
G. Sonny Cave,
Senior Vice President, General Counsel & Corporate Secretary